Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CenterState Banks of Florida, Inc. on Form S-4 of our tax opinion dated January 6, 2006 concerning certain federal income tax consequences associated with the acquisition of CenterState Bank Mid Florida.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

January 6, 2005